As filed with the Securities and Exchange Commission on June 30, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVERSAL LOGISTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Michigan	38-3640097
(State or other Jurisdiction of Incorporation or Formation)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road

Warren, Michigan 48089

586-920-0100

(Address of Principal Executive Offices, Zip Code)

Universal Truckload Services, Inc. 2014 Amended and Restated Stock Incentive Plan

(Full Title of the Plan)

Tim Phillips

Chief Executive Officer

Universal Logistics Holdings, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

586-920-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Edwin J. Lukas, Esq.

Vistula PLC

100 Maple Park Boulevard, Suite 110

Saint Clair Shores, Michigan 48081

Telephone: 313-989-0004

Facsimile: 313-666-0808

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers 200,0000 additional shares of common stock, no par value per share (“Common Stock”) of Universal Logistics Holdings, Inc. (the “Registrant”) to be issued pursuant to the Universal Truckload Services, Inc. 2014 Amended and Restated Stock Incentive Plan. The information contained in the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) (SEC File No. 333-198376) together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 filed on November 15, 2004)

4.2.	Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3(i)-1 and 3(i)-2 to the Registrant’s Current Report on Form 8-K filed on November 1, 2012)

4.3	Certificate of Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2016)

4.4	Fifth Amended and Restated Bylaws, effective December 13, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 16, 2019)

4.5	Second Amended and Restated Registration Rights Agreement dated July 28, 2021 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 29, 2021).

5.1*	Consent of Vistula PLC

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of BDO USA LLP

23.3*	Consent of Vistula PLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

99.1	2014 Amended and Restated Stock Incentive Plan (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2014).

99.2	Amendment to 2014 Amended and Restated Stock Incentive Plan dated May 4, 2022 (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2022).

107.1*	Filing Fee Table.

* Filed herewith.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date: June 30, 2022	UNIVERSAL LOGISTICS HOLDINGS, INC.

By:	/s/ Tim Phillips
Name:	Tim Phillips
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Tim Phillips, Jude M. Beres, and Steven A. Fitzpatrick, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signatures	Title	Date

/s/ Tim Phillips Tim Phillips	Chief Executive Officer (Principal Executive Officer)	June 30, 2022

/s/ Jude Beres Jude Beres	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2022

/s/ Matthew T. Moroun Matthew T. Moroun	Chairman of the Board	June 30, 2022

/s/ Matthew J. Moroun Matthew J. Moroun	Director	June 30, 2022

/s/ Grant Belanger Grant Belanger	Director	June 30, 2022

/s/ Frederick P. Calderone Frederick P. Calderone	Director	June 30, 2022

/s/ Daniel J. Deane Daniel J. Deane	Director	June 30, 2022

/s/ Clarence W. Gooden Clarence W. Gooden	Director	June 30, 2022

/s/ Michael A. Regan Michael A. Regan	Director	June 30, 2022

/s/ Richard P. Urban Richard P. Urban	Director	June 30, 2022

/s/ H. E. “Scott” Wolfe H. E. “Scott” Wolfe	Director	June 30, 2022

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